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Winthrop Realty Trust, Inc.	FUR	Q2 2010 Earnings Call	Aug. 5, 2010
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MANAGEMENT DISCUSSION SECTION

Operator:  Greetings. And welcome to the Winthrop Realty Trust Second Quarter 2010 Financial Results Earning Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. [Operator Instructions] As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Beverly Bergman, Vice President and Director of Investor Relations for Winthrop. Thank you, Ms. Bergman. You may begin.

Beverly Bergman, Vice President and Director of Investor Relations

Thank you, Doug. Good afternoon, everyone, and welcome to the Winthrop Realty Trust conference call to discuss our second quarter 2010 financial results. With us today from senior management are Michael Ashner, Chairman and Chief Executive Officer; Carolyn Tiffany, President; Tom Staples, Chief Financial Officer, and other members of the management team.

This morning, August 5, we issued a press release and posted on our website supplemental financial information, both of which will be furnished on a Form 8-K with the SEC. Both the press release and the supplemental financial information are available on our website at www.winthropreit.com. The press release can be found in the News and Events section, and the supplemental financial information in the Investor Relations section. Additionally, we are hosting a live webcast of today’s call, which you can also access in the website’s News and Events section.

At this time, management would like me to inform you that certain statements made during this conference call, which are not historical, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although, we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that its expectations will be attained.

Factors and risks that could cause the actual results to differ materially from those expressed or implied by forward-looking statements are detailed in the press release and from time to time in our filings with the SEC. We do not undertake a duty to update any forward-looking statements.

Please note that in the press release, we have reconciled all non-GAAP financial measures to the most directly comparable GAAP measure in accordance with the Reg G requirements. This can be found in the FFO table of the press release. Please note that all per share amounts are on a diluted basis.

I’d now like to turn the call over to Michael Ashner. Michael?

Michael L. Ashner, Chairman and Chief Executive Officer

Thanks Beverly. Thank you all for joining us this afternoon. As described in our prior calls, since November 2009, management has focused its efforts on building an infrastructure with which to source the kind of investment opportunities to provide meaningful risk-adjusted returns taking into consideration our concerned view of national real estate fundamentals and prospects for near-term economic growth. To that end we believe our second quarter investment activity strongly indicates we’ve successfully developed an ongoing transaction pipeline, for sourcing all kinds of opportunities.

In this regard, we’ve acquired both performing and non-performing as well as stressed first mortgage debt, mezzanine loans and rake bonds together with originating new B notes. Where the investment is non-performing or deeply financially stressed, we look to achieve an equity like return either through a restructuring of the debt or foreclosure. Where performing, we seek both the benefit of as equity subordination together with the potential of favorable high-yield returns.

With respect to all investments, we are always looking for special factors in the investment. Cheap cost, strong local market, long-term growth potential, superior asset quality as well as other attributes. Where we believe we can benefit materially due to some specific third-party expertise, we will partner with experienced investors to enhance the company’s returns.

As we have in the past where we conclude that investment returns and existing investments will no longer provide the opportunistic returns we seek, we exit the investments. Accordingly, in the second quarter we began to divest ourselves of our REIT common stock holdings and our REIT bond holdings. We expect similar changes in the future as we see opportunities evolve.

The volatile dislocated market is one of which we have been historically outperforming. Our asset management team continues to closely monitor the performance of all of our existing assets, always looking for ways to enhance and capture value as our first quarter leasing demonstrated. We continue to work to improve our transaction pipeline and look forward to growing our company as we execute on our strategy in what for us, is a favorable investment environment.

Now I will turn the call over to Tom Staples. Tom?

Thomas Staples, Chief Financial Officer

Thank you, Michael. Good afternoon everyone. I will be providing an overview of Winthrop’s financial results as well as a review of our business segments. We have furnished a quarterly supplemental report, which you can access on our website’s Investor Relations section.

For the quarter ended June 30, 2010, we reported net income from continuing operations of $5.4 million or $0.25 per common share compared with a net loss from continuing operations of $71.1 million or $4.50 per common share for the quarter ended June 30, 2009. The increase in income of continuing operations for the quarter ended June 30, 2010 was the result of an $81.6 million reduction in losses recognized from our equity investment in Lex-Win Concord, which we wrote down to zero as of June 30, 2009.  A $3.3 million increase in income from our preferred equity investments; a $900,000 increase in revenues and a $2.6 million decrease in expenses. The favorable results were partially offset by a $9.7 million decrease in unrealized gain on securities and loan securities carried at fair value as well as a $2.6 million decline in realized gains on sale of our securities.

For the six months ended June 30, 2010, net income from continuing operation was $9.4 million or $0.44 per common share compared with a net loss of $93.6 million or $5.92 per common share for the six-months ended June 30, 2009. The increase from the comparable six-month period was primarily due to the same factors that positively impacted net income from continuing operations for the three-month period.

Funds from operations applicable to common shares referred to as FFO for the second quarter of 2010 was $8.4 million or $0.39 per common share compared with a negative FFO of $68.3 million or a loss of $4.32 per common share for the second quarter of 2009. The increase in FFO is due to the same factors which impacted net earnings noted earlier.

FFO applicable to common shares for the six months ended June 30, 2010 was $16.3 million or $0.76 per common share as compared with negative FFO of $87.6 million or a loss of $5.54 per common share for the six months ended June 30, 2009.

Adjusting FFO for certain items that affect comparability, FFO applicable to common shares for the second quarter of 2010 would have been $9.4 million or $0.44 per common share as compared with FFO applicable to common shares of $21.3 million or $1.22 per common share for the second quarter of 2009.  Similarly excluding items that affect comparability, FFO applicable to common shares for the six-months ended June 30, 2010 would have been $17.3 million or $0.81 per common share as compared to $18.0 million or $1.02 per common share for the six months ended June 30, 2009.

Operating results by business segments were as follows.

With respect to our operating properties business segments, net operating income was approximately $7.1 million for the three months ended June 30, 2010 compared with approximately $7.1 million for the three months ended June 30, 2009. Net operating income from our consolidated operating properties declined by approximately $300,000, which was offset by increases from the Marc Realty and Sealy portfolios, of approximately $300,000.

With respect to our loan assets and loan securities business segment, net operating income was $6.6 million for the three months ended June 30, 2010 compared with a net operating loss of $85.9 million for the three months ended June 30, 2009.

The improvement in the loan assets and the loan securities operations for the period was the result of an $81.6 million reduction in the losses from our equity investments in Lex-Win Concord; a $3.3 million increase in income from our preferred equity investments with Marc Realty as a result of the 2009 results reflecting the restructuring of this investment; a $2 million increase in interest income as a result of 2009 loan acquisitions and a $3.6 million unrealized gain from our loan securities investment in the 2600 West Olive rake bond which is carried at fair value.

With respect to our REIT securities business segment, net operating income was $0.1 million for the three months ended June 30, 2010 compared to the net operating income of approximately $16.7 million for the prior year period. The decrease in net operating income from the prior period of 16.6 million was primarily as a result of our continued divestiture of REIT securities as previously mentioned by Michael.

The decrease consisted of $13.3 million decrease in unrealized gain on REIT securities carried at fair value, a $632,000 decrease in interest and dividend income, and $1.0 million realized gain on the sale of securities carried at fair value for the three months ended June 30, 2010 as compared to a $2.7 million gain recognized in the same period last year.

During the quarter ended June 30, 2010, we sold securities and received $1.8 million in net proceeds. These investments are acquired for $1.1 million and we had previously recorded unrealized gains of approximately $600,000.

During the quarter ended June 30, 2009, we sold securities and received net proceeds of $9.8 million. These securities were acquired for $6.4 million and we had previously recorded an unrealized gain of $0.7 million.

At June 30, we had cash, cash equivalents, and restricted cash of $46.5 million compared to a balance of $76.0 million at December 31, 2009.

Lastly, On July 15, 2010, we paid a regular quarterly cash dividend of $0.1625 per common share for the second quarter of 2010.

Now, I’ll turn the call over to Carolyn. Tiffany Carolyn?

Carolyn Tiffany, President

Thanks, Tom.

During the second quarter of 2010, we took advantage of several opportunities that resulted in the acquisition of loan assets representing net investments of approximately $32.7 million. Subsequent to June 30, 2010 we made additional net investments of approximately $43.1 million.

As discussed by Michael, these acquisitions represent investments in first mortgage loans, B Note participations and rake bonds, which in our view currently present the best risk-adjusted return in the current investment environment, and which we expect will provide equity like returns.

In this regard, a number of our recent acquisitions were either non-performing or about to become non-performing when we made the acquisition, so it’s our expectation that we will in all likelihood end up owning the underlying property.

As a result of the considerable growth portfolio over the last nine months or so, as of June 30, 2010, our loan assets totaled almost $74.0 million and generated interest earnings of $5.3 million for the six-months ended June 30, 2010. We currently expect that our near-term growth will continue to be through the acquisition of loan assets.

Turning to our operating properties. as of June 30, 2010, our consolidated properties were 95% leased compared to 96% leased at March 31, 2010.

Our non-net leased properties continue to experience softness in revenues due to a lack of leasing activity. Some of this has been offset by savings in operating expenses, and on our Chicago portfolio real estate tax abatements.

With respect to the Kroger portfolio, as we discussed in previous calls, Kroger has exercised its renewal rights on five of the properties and five of the properties will be vacated in October of this year.

The final appraisal was received on the Athens, Georgia property for which Kroger exercised its purchase option and is carried in our discontinued operations.  As a result of the final appraisal and the negotiations with the land owner over the value of the ground, which are ongoing, we’ve written this property down by $1.0 million.

The five Kroger properties which did not have lease renewals continue to be marketed for lease or sale. Given the current state of the retail industry most of the interest has come thus far from the local developers.  We believe that we are better served not accepting the current sales’ offers but will more likely achieve better returns in waiting and by both marketing the properties for lease as well as sale.

The only debt we have maturing this quarter on our consolidated properties was the KeyBank loan, which had an outstanding balance of $23.2 million and is collateralized by 14 properties. This loan had a one-year extension option, which was exercised this quarter.

The three properties in our Sealy joint venture, which are located in Northwest Atlanta and Atlanta, Georgia and Nashville, Tennessee, had occupancies of 71%, 69% and 89% respectively at June 30, 2010. This compares to occupancies of 70%, 80% and 86% at March 31, 2010.  The steep decline in occupancy at the one Atlanta property was due to the loss of the single tenant, which has been expected. Our Northwest Atlanta property continues to perform in line with the market and we have not lost any tenants to competing properties.

Finally, our national Tennessee property has experienced an increase in occupancy as several competitors continue to suffer from flood damage. These properties are encumbered by approximately $140 million in mortgage debt with no maturities until January 2012.

As of June 30, 2010, our Marc Realty portfolio was 83.5% occupied compared to 84.1% at March 31, 2010. The Marc properties are encumbered with $92.3 million of mortgage debt with no debt maturing in 2010, $30 million is maturing in 2011 and the remainder in 2012 or later.

These properties continue to hold their own in this challenging leasing environment. As with our consolidated properties discussed earlier, the properties in this venture have been subject to rental income softening, the effect of this has been largely mitigated through cost management.

Lastly, as Michael mentioned, the balance in our REIT security segment has been shrinking as we’ve been selling REIT common securities and bonds and redeploying the capital to higher yielding new acquisitions.

And with that, let’s open it up to questions. Operator?

■ QUESTION AND ANSWER SECTION

Operator:  Thank you. [Operator instruction] Our first question comes from the line of Joshua Barber with Stifel Nicolaus. Please proceed with your question.

<Q – Joshua Barber>: Hi. Good afternoon. I was wondering if you guys could tell us, I know that you touched on the Kroger assets before that are rolling over. Do you have any tenants that have signed up for the non-assets [ph] properties?

<A – Carolyn Tiffany>: At this point, we don’t.

<Q – Joshua Barber>: Okay. And how much NOI would that be for the second half?

<A – Carolyn Tiffany>: It’s about $0.5 million. I don’t have the exact number at my fingers tips. That’s about 0.5 million.

<Q – Joshua Barber>: 0.5 million on semi-annual lease or is it 0.5 million in annual basis?

<A – Carolyn Tiffany>: On a semi-annual basis.

<Q – Joshua Barber>: Okay. Regarding [indiscernible] there, I assume there were no impairments taken on that this quarter. Do you think that – has there been tenant interest there and it looks like those were some rather tough market today?

<A – Carolyn Tiffany>: They are tough markets but we have been seeing some activity and we don’t believe any impairment on those as warranted.

<Q – Joshua Barber>: Okay. On the loan side I assume it looks like things have picked up in the last three months. Do you see any other opportunities there or as you said, is it just be getting rid of the REIT common shares and bonds and transitioning more into loan to owned, or do you think there’s some other options there may be in the publicly traded NBS either?

<A – Carolyn Tiffany>: Well, I don’t think there is much opportunity in the publicly traded MBS side. We stayed away from that, because it was hard to underwrite securities. Most of the securities have multiple assets, some of them up to 200 assets and they have tightened considerably in the – with respect to senior classes and the junior classes still have that cloud [ph] over in over them. And I’m sure even following the fact that default rates are now up to 10% particularly in the junior – and mortgage securities and the loans severities ties 40% to sort of stay away from MBS, CMBS.

On the other hand, I do see a swelling of opportunities with respect to specific loan, which are almost easy to underwrite, comprehend as well as different subordinated cases under specific loans, rate bonds and the like. And that sort will probably be pursuing over the next two quarters.

<Q – Joshua Barber>: Great, thanks.

Operator:  [Operator Instructions]. There are no further questions in the queue. I would like to hand the call back over to Mr. Ashner for closing comments.

Michael L. Ashner, Chairman and Chief Executive Officer

Well, we appreciate your joining us on today’s call. If you would like to receive additional information about us, please contact Beverly Bergman at our offices. You can also find additional information about us on our website. Please feel free to contact myself or any other member of our management at your convenience with any questions you may have. I thank you all. Have a good afternoon.

Operator:  Ladies and gentlemen, this does conclude today’s teleconference. Thank you for your participation. You may disconnect your lines at this time and have a wonderful day.

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The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.

THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSORS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR REVENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF.

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